Exhibit 3.1

CERTIFICATE OF DESIGNATION

OF

SERIES A PREFERRED STOCK

OF

MCDERMOTT INTERNATIONAL, INC.

MCDERMOTT INTERNATIONAL, INC., a corporation incorporated and existing under the laws of the Republic of Panama (the “Corporation”), in accordance with the provisions of Section III, Article 20 of Law 32 of February 26, 1927 on Corporations of the Republic of Panama, DOES HEREBY

CERTIFY:

That pursuant to the authority contained in Article Three of the Amended and Restated Articles of Incorporation, as amended, of the Corporation, a duly authorized committee of the Board of Directors of the Corporation duly approved and adopted on October 20, 2019 the following resolution creating and providing for the establishment and issuance of a series of shares of Series A Preferred Stock (as hereinafter described), providing for the designations, preferences, limitations and relative rights, voting, redemption and other rights thereof and the qualifications, limitations or restrictions thereof, in addition to those set forth in the Amended and Restated Articles of Incorporation, all in accordance with the provisions of the Corporation Law of Panama, Law 32 of February 26, 1927, which resolution remains in full force and effect on the date hereof:

RESOLVED, that, pursuant to the authority vested in the Board of Directors of McDermott International, Inc., a Panamanian corporation (the “Corporation”), in accordance with the provisions of the Amended and Restated Articles of Incorporation, as amended, of the Corporation, a series of Preferred Stock, par value of ONE THOUSANDTH OF ONE DOLLAR ($0.001 U.S. Cy.) per share, of the Corporation be, and hereby is, created, and that the designation and number of shares thereof and the designations, preferences, and relative rights, and the qualifications, limitations or restrictions thereof, are as follows:

Section 1. Designation and Amount; Ranking.

(a) There shall be created from the 25,000,000 shares of preferred stock, par value of ONE DOLLAR ($1.00 U.S.) per share, of the Corporation authorized to be issued pursuant to the Articles of Incorporation, a series of preferred stock, designated as the “Series A Preferred Stock,” par value of ONE THOUSANDTH OF ONE DOLLAR ($0.001 U.S.) per share (the “Series A Preferred Stock”), and the authorized number of shares of Series A Preferred Stock shall be 560,083 shares. To the extent not prohibited by the Articles of Incorporation, the provisions hereof or other provisions of applicable law, such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to less than the number of shares of Series A Preferred Stock then outstanding. Shares of the Series A Preferred Stock that are purchased or otherwise acquired by the Corporation shall be cancelled, and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series and subject to later issuance.

(b) The Series A Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Corporation, ranks: (i) on parity in all respects with all Parity Stock; and (ii) junior in all respects to all Senior Stock, in each case as provided more fully herein.

Section 2. Definitions.

As used herein, the following terms shall have the following meanings:

“Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Corporation, as complemented by the Certificate of Designation of 12% Redeemable Preferred Stock of McDermott International. Inc., dated October 30, 2018 (as amended by the Certificate of Amendment thereto, dated October 24, 2019), this Certificate of Designation, as further amended or restated in accordance with applicable Law and this Certificate of Designation.

“Board of Directors” means the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Texas are authorized or required by law or other governmental action to close.

“Common Stock” means the common stock, par value of ONE DOLLAR ($1.00 U.S.), of the Corporation or any other capital stock of the Corporation into which such Common Stock shall be reclassified or changed.

“Corporation” means McDermott International, Inc., a Panamanian corporation.

“Corporation Law of Panama” means the Corporation Law of Panama, Law 32 of February 26, 1927, as amended.

“Governmental Authority” means the government of the United States of America or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Holder” means, unless the context otherwise indicates or requires, a holder of record of a share of Series A Preferred Stock, as reflected in the transfer books of the Corporation.

“Issue Date” means the original date of issuance of the Series A Preferred Stock.

“Law” means any statute, law, ordinance, regulation, rule, order, code, governmental restriction, decree, injunction or other requirement of law, or any judicial or administrative interpretation thereof, of any Governmental Authority.

“Ownership Notice” means the notice of ownership of capital stock of the Corporation containing the information required to be set forth or stated on certificates pursuant to the Corporation Law of Panama and, in the case of an issuance of capital stock by the Corporation, in substantially the form attached hereto as Exhibit A.

“Parity Stock” means Common Stock and any other class or series of the Corporation’s capital stock established after the Issue Date, the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Redeemable Preferred Stock” means the 12% Redeemable Preferred Stock, par value of ONE DOLLAR ($1.00 U.S.), of the Corporation or any other capital stock of the Corporation into which such Redeemable Preferred Stock shall be reclassified or changed.

“Series A Preferred Stock” has the meaning set forth in Section 1(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Stock” means Redeemable Preferred Stock, and each other class of the Corporation’s capital stock established after the Issue Date, the terms of which expressly provide that such class or series will rank senior to the Common Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

“Transfer Agent” means Computershare Trust Corporation, N.A., acting as the Corporation’s duly appointed transfer agent, registrar, and dividend disbursing agent for the Series A Preferred Stock, and its successors and assigns, or any other person appointed to serve as transfer agent, registrar, conversion agent and dividend disbursing agent by the Corporation.

Section 3. Dividends.

(a) If the Corporation shall declare or make any dividend or distribution on the Common Stock, including, without limitation, any distribution of cash, stock or other securities, property or rights, options or warrants by way of a dividend, distribution, spin-off, reclassification or other similar transaction, but excluding any dividend or distribution consisting solely of, or the portion thereof comprising, shares of Common Stock, Holders of Series A Preferred Stock shall be entitled to receive such dividend or distribution at the same time as, and on a pro rata basis with, holders of the Common Stock. The term “pro rata” means, with respect to any dividend or distribution on the Common Stock (including pursuant to Section 5), that each Holder of Series A Preferred Stock on the record date established by the Corporation (or such other date that is relevant) for purposes of determining the holders of Common Stock entitled to receive such dividend or distribution shall receive, for each share of Series A Preferred Stock held by such Holder on such record date (or such other date that is relevant), the same dividend or distribution that such Holder would have received if such Holder were the record holder on such record date (or such other date that is relevant) of the same number of shares of Common Stock.

(b) Holders of shares of Series A Preferred Stock shall not be entitled to any dividend other than as set forth in Section 3(a) or as otherwise provided for in the Certificate of Designation.

(c) Subject to the provisions of Section 3(a), such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors may be declared and paid on any of the Corporation’s securities, other than the Common Stock, from time to time out of funds legally available for such payment, and the Holders shall not be entitled to participate in any such dividends.

Section 4. Voting Rights.

(a) Holders shall not have any voting or consent rights (including, without limitation, for the election of directors) except as set forth in this Section 4 or as otherwise from time to time may be specifically required by the Corporation Law of Panama or the Articles of Incorporation.

(b) So long as there are any shares of Series A Preferred Stock outstanding, each Holder shall be entitled to one vote for each share of Series A Preferred Stock outstanding in the name of such Holder on the books of the Corporation on the record date designated for the purpose of such vote; provided that if the holder of a share of the Company’s common stock is entitled to more or less than one vote per share of common stock, then a holder of Series A Preferred Stock shall be entitled to the same number of votes per share of Series A Preferred Stock. Except as otherwise expressly provided by this Certificate of Designation or by applicable law, the Holders of Series A Preferred Stock shall be entitled to vote on all matters on which the holders of Common Stock are entitled to vote and shall vote together with the holders of the Common Stock, and not as a separate class, series or voting group.

(c) To the extent that the Holders shall have the right to vote as a class (alone or together with any other series of stock of the Corporation) pursuant to the requirements of applicable Law or the Articles of Incorporation on any matter not set forth herein as otherwise requiring the vote of such Holders, the approval of such matter shall require only the vote of the Holders of a majority of the then-outstanding shares of Series A Preferred Stock entitled to vote thereon (unless a higher percentage is required by applicable Law or the Articles of Incorporation) or the written consent of the Holders of a majority of the then-outstanding shares of Series A Preferred Stock entitled so to vote (unless a higher percentage is required by applicable Law or the Articles of Incorporation).

(d) The rights of the Holders to take any action as provided in this Certificate of Designation or otherwise (including, without limitation, the waiver of any rights of such Holders) may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose or at any adjournment or postponement thereof, or without a meeting, without prior notice and without a vote, if a consent or counterpart consents in writing, setting forth the action so taken, shall be signed by the Holder or Holders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the Holders of all shares of Series A Preferred Stock entitled to vote on the action were present and voted.

Section 5. Liquidation Rights.

(a) In the event of any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, the Holders of the Series A Preferred Stock shall be entitled to receive as of the date fixed for liquidation, dissolution or winding up, for each share of Series A Preferred Stock held of record by such Holder, a share of the assets of the Corporation legally available for distribution to its stockholders, after satisfaction of liabilities owed to the Corporation’s creditors and payment of any liquidation preference and accrued dividends on any Senior Stock, on a pro rata basis with the holders of Parity Stock. The Holders of the Series A Preferred Stock shall be entitled to receive the amount described in the immediately preceding sentence on a parity basis (with such parity determined on a pro rata basis) with holders of the Common Stock. The term “pro rata” means, with respect to any liquidating distribution on the Common Stock, that each Holder of Series A Preferred Stock on the record date established by the Corporation (or such other date that is relevant) for purposes of determining the holders of Common Stock entitled to receive such distribution shall receive, for each share of Series A Preferred Stock held by such Holder on such record date (or such other date that is relevant), the same distribution that such Holder would have received if such Holder were the record holder on such record date (or such other date that is relevant) of the same number of shares of Common Stock.

(b) Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all of the assets of the Corporation substantially as an entirety (other than in connection with the liquidation, winding up or dissolution of its business), nor the merger, consolidation or other business combination of the Corporation into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 5.

(c) After the payment in full to the Holders of the amounts provided for in this Section 5 such Holders as such shall have no right or claim to any of the remaining assets of the Corporation in respect of their ownership of such Series A Preferred Stock.

Section 6. Anti-dilution Adjustments and Certain Other Protections.

(a) Common Stock Dividends and Distributions. If the Corporation shall declare and pay a dividend or make a distribution on Common Stock payable in Common Stock, the number of shares of Series A Preferred Stock outstanding immediately prior to the record date for such dividend or distribution shall be adjusted by multiplying such number by a fraction:

(i) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to the record date for such dividend or distribution and (B) the total number of shares of Common Stock constituting such dividend or distribution; and

(ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the record date for such dividend or distribution.

Any adjustment made pursuant to this Section 6(a) shall be made by means of a dividend of Series A Preferred Stock and become effective immediately after the applicable dividend date.

(b) Subdivisions, Splits and Combinations of Common Stock. If the Corporation shall subdivide or split the outstanding shares of Common Stock into a greater number of shares or combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of shares of Series A Preferred Stock outstanding immediately prior to the effective date of such subdivision, split, combination or reclassification shall be adjusted by multiplying such number by a fraction:

(i) the numerator of which shall be the number of shares of Common Stock outstanding immediately after such subdivision, split, combination or reclassification; and

(ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision, split, combination or reclassification.

Any adjustment made pursuant to this Section 6(b) shall made by means of a dividend of Series A Preferred Stock or combination of shares of Series A Preferred Stock, as applicable, and become effective immediately after the applicable effective date.

(c) Self-Tender Offers and Exchange Offers. If the Corporation or any of its subsidiaries shall at any time make a tender or exchange offer for the Common Stock such offer shall be extended to the Series A Preferred Stock and the same consideration offered per share of Common Stock shall be offered per share of Series A Preferred Stock.

(d) Reorganization Events. In the event of:

(i) any consolidation or merger of the Corporation with or into another Person pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person;

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the Corporation’s property and assets;

(iii) any reclassification of the Common Stock into securities, including securities other than the Common Stock;

(iv) any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition) (any such event specified in clauses (i) through (iv), a “Reorganization Event”),

Each share of Series A Preferred Stock outstanding immediately prior to such Reorganization Event will, without the consent of the holders thereof, become convertible into the kind and amount of securities, cash and other property receivable in such Reorganization Event that a holder of such share of Series A Preferred Stock would have been entitled to receive if such Series A Preferred Stock had been converted on a 1:1 basis into Common Stock immediately prior to such Reorganization Event (such securities, cash and other property, the “Exchange Property”). For purposes of this Section 6(d), the kind and amount of Exchange Property that a holder of Common Stock would have been entitled to receive upon a Reorganization Event if there is right to elect to receive the type of consideration receivable shall be deemed to be (A) the weighted average of the kind and amount of Exchange Property received by the holders of Common Stock that affirmatively make such an election or (B) if no holders of Common Stock affirmatively make such an election, the weighted average of the kind and amount of Exchange Property actually received by such holders.

(e) Certain Determinations. For purposes of any computation of any adjustment required under this Section 6:

(i) adjustments shall be made successively whenever any event giving rise to such an adjustment shall occur;

(ii) if any portion of any consideration to be received by the Corporation in a transaction giving rise to such an adjustment shall be in a form other than cash, the fair market value of such non-cash consideration shall be utilized in such computation. Such fair market value shall be determined by the Chief Financial Officer of the Corporation. The holders of Series A Preferred Stock shall be notified promptly of any consideration other than cash to be received by the Corporation and furnished with a description of the consideration and the fair market value thereof, as determined in accordance with the foregoing provisions;

(iii) all adjustments to the number of shares of Series A Preferred Stock outstanding pursuant to this Section 6 shall be calculated to the nearest 1/10,000th of a share of Common Stock; and

(iv) no adjustment to the number of shares of Series A Preferred Stock shall be required if the increase or decrease would be less than one percent of such number; provided that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(f) Certificates as to Adjustments. Upon the occurrence of each adjustment to the number of shares of Series A Preferred Stock outstanding, the Corporation shall promptly compute such adjustment in accordance with the terms hereof and furnish to the registrar for the Series A Preferred Stock and to the Transfer Agent a certificate setting forth such adjustment and showing in reasonable detail the facts upon which such adjustment is based.

Section 7. No Redemption.

(a) The Corporation shall not have the right to redeem the Series A Preferred Stock at its option. The Holders of the Series A Preferred Stock shall not have the right to require the Corporation to redeem the Series A Preferred Stock at their option. If the Corporation and a Holder agree, the Corporation may purchase or otherwise acquire (including in an exchange transaction) shares of Series A Preferred Stock from time to time in negotiated repurchases, by tender or exchange offer or otherwise.

Section 8. Uncertificated Shares

(a) Form. Notwithstanding anything to the contrary herein, the shares of Series A Preferred Stock shall be in uncertificated, book-entry form as permitted by the Corporation Law of Panama. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall, or shall cause the Transfer Agent to, send to the registered owner thereof an Ownership Notice.

(b) Transfer. Transfers of Series A Preferred Stock held in uncertificated, book-entry form shall be made only upon the transfer books of the Corporation kept at an office of the Transfer Agent upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper.

(c) Legends. Each Ownership Notice issued with respect to a share of Series A Preferred Stock shall, in addition to any legend required under any agreement, bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS OWNERSHIP NOTICE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE PREFERRED SHARES HAVE NOT BEEN, AND WILL NOT BE, REGISTERED WITH THE SUPERINTENDENCY OF CAPITAL MARKETS OF PANAMA. ACCORDINGLY, (I) THE PREFERRED SHARES CANNOT BE PUBLICLY OFFERED OR SOLD IN PANAMA, EXCEPT IN TRANSACTIONS EXEMPT FROM REGISTRATION UNDER THE PANAMANIAN SECURITIES LAWS, (II) THE SUPERINTENDENCY OF THE CAPITAL MARKETS HAS NOT REVIEWED THE INFORMATION CONTAINED HEREIN, (III) THE PREFERRED SHARES AND ITS OFFER ARE NOT SUBJECT TO THE SUPERVISION OF THE PANAMANIAN SUPERINTENDENCY OF CAPITAL MARKETS, AND (IV) THE PREFERRED SHARES DO NOT BENEFIT FROM THE TAX INCENTIVES PROVIDED BY THE PANAMANIAN SECURITIES LAWS AND REGULATIONS.”

In addition, each Ownership Notice issued with respect to a share of Series A Preferred Stock shall bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS OWNERSHIP NOTICE ARE SUBJECT TO THE CERTIFICATE OF DESIGNATION, WHICH ESTABLISHES THE POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER RIGHTS OF THE SERIES A PREFERRED STOCK OF THE CORPORATION.”

(d) Certain Obligations with Respect to Transfers and Exchanges of Series A Preferred Stock.

(i) All shares of Series A Preferred Stock issued upon any registration of transfer or exchange of such shares of Series A Preferred Stock shall be the valid obligations of the Corporation, entitled to the same benefits under this Certificate of Designation as the shares of Series A Preferred Stock surrendered upon such registration of transfer or exchange.

(ii) Prior to due presentment for registration of transfer of any shares of Series A Preferred Stock, the Transfer Agent and the Corporation may deem and treat the Person in whose name such shares of Series A Preferred Stock are registered as the absolute owner of such Series A Preferred Stock and neither the Transfer Agent nor the Corporation shall be affected by notice to the contrary.

(iii) No service charge shall be made to a Holder for any registration of transfer or exchange of any Series A Preferred Stock on the transfer books of the Corporation or the Transfer Agent. However, the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Series A Preferred Stock in a name other than the name in which the shares of Series A Preferred Stock were registered, and the Corporation may withhold any issuance or delivery of Series A Preferred Stock unless and until the Person requesting such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not required to be paid.

(e) No Obligation of the Transfer Agent. The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Certificate of Designation or under applicable Law with respect to any transfer of any interest in any Series A Preferred Stock other than to require documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Certificate of Designation, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 9. Other Provisions.

(a) The shares of Series A Preferred Stock shall not be subject to the operation of any retirement or sinking fund. Except as provided herein, the shares of Series A Preferred Stock shall not be convertible into, or exchangeable for, shares of stock of any other class or classes, or of any other series of the same class.

(b) All notice periods referred to herein shall commence: (i) when made, if made by hand delivery or electronic mail; (ii) one Business Day after being deposited with a nationally recognized next-day courier, postage prepaid; or (iii) three Business Days after being sent by first-class mail, postage prepaid. Notice to any Holder shall be given to the registered address set forth in the Corporation’s records for such Holder.

(c) With respect to any notice to a Holder required to be provided hereunder, neither failure to send such notice, nor any defect therein or in the sending thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any vote upon any such action (assuming due and proper notice to such other Holders). Any notice which was sent in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder actually receives the notice.

(d) The shares of Series A Preferred Stock shall be issuable only in whole shares.

(e) Any payments required to be made hereunder on any day that is not a Business Day shall be made on the next succeeding Business Day without interest or additional payment for such delay. All payments required hereunder shall be made by wire transfer of immediately available funds in United States Dollars to the Holders in accordance with the payment instructions as such Holders may deliver by written notice to the Corporation from time to time.

(f) The shares of Series A Preferred Stock shall have no preemptive or subscription rights, except those that may be expressly provided by contract.

(g) Without limiting the rights or claims of the Holders hereunder, the Corporation’s ability to pay dividends on the Series A Preferred Stock is subject to applicable Law limiting the Corporation’s ability to pay such dividends if (i) after giving effect to the dividend, the Corporation would be insolvent, (ii) the net assets of the Corporation would be less than the amount of the proposed dividend and (iii) funds are otherwise not legally available therefor under the Corporation Law of Panama.

(h) In case any one or more of the provisions contained in this Certificate of Designation shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Furthermore, in lieu of any such invalid, illegal or unenforceable provision, there shall be added automatically as a part of this Certificate of Designation a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be legal, valid and enforceable, unless the requisite parties separately agree to a replacement provision that is valid, legal and enforceable.

(i) For the avoidance of doubt, all amounts expressed in dollars in this Certificate of Designation are references to United States dollars.

FURTHER RESOLVED, that ARIAS, FABREGA & FABREGA, our resident agent, has been authorized and instructed to protocolize and register with the Public Registry of Panama this Certificate of Designation of Series A Preferred Stock and any other related instrument, document, deed, minutes, resolution or certificate related to these resolutions.

CERTIFICATE

l, the undersigned, Executive Vice President, Chief Legal Officer and Corporate Secretary of McDermott lnternational, lnc., a Panama corporation, do hereby certify that the above and foregoing is a true and correct copy of certain resolutions adopted by the Board of Directors of said corporation at a meeting on 20th day of October, 2019, held pursuant to proper notice, at which meeting a quorum was present and voting throughout and that said resolutions have not been vacated or recalled or amended and remain in full force and effect.

[Signature Page Follows]

lN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed and attested this 2nd day of December, 2019.

/s/ John M. Freeman
Name:	John M. Freeman,
Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

Signature Page to Certificate of Designation

Exhibit A

OWNERSHIP NOTICE

THE SECURITIES REPRESENTED BY THIS OWNERSHIP NOTICE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS OWNERSHIP NOTICE ARE SUBJECT TO THE CERTIFICATE OF DESIGNATION (THE “CERTIFICATE OF DESIGNATION”), WHICH ESTABLISHES THE POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER RIGHTS OF THE SERIES A PREFERRED STOCK, PAR VALUE OF ONE THOUSANDTH OF ONE DOLLAR ($0.001 U.S. CY.) PER SHARE (“PREFERRED STOCK”) OF MCDERMOTT INTERNATIONAL, INC., A PANAMANIAN CORPORATION (THE “CORPORATION”).

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE CORPORATION, INCLUDING THE CERTIFICATE OF DESIGNATION (AS FURTHER AMENDED AND RESTATED FROM TIME TO TIME, THE “CHARTER”), A COPY OF WHICH IS ON FILE WITH THE PUBLIC REGISTRY OFFICE OF PANAMA, THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS AND THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST SHOULD BE DIRECTED TO THE SECRETARY OF THE CORPORATION. THE SHARES EVIDENCED BY THIS NOTICE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THE CHARTER. THE TERMS OF THE CHARTER ARE HEREBY INCORPORATED INTO THIS NOTICE BY REFERENCE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Exh A - 1

This notice confirms and acknowledges that you are the registered owner of the number and the class or series of shares of capital stock of the Corporation listed on Schedule A to this notice.

Dated:	Computershare Trust Corporation, N.A., as Transfer Agent

By:
Name:
Title:

Exh A - 1